Exhibit 99.1

PRESS RELEASE -- FOR IMMEDIATE RELEASE

GAUCHO HOLDINGS PROVIDES UPDATE ON MARKET ACTIVITY

Asserting 2024 Goals, the Company Focuses on Asset Liquidation Expected to Yield USD 10-11 Million

MIAMI, FL / February 12, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced significant developments in its fight against market malpractices affecting its stock price.

Management believes that certain market participants have intentionally driven the price of its shares down. This deliberate action aims to create an artificially low stock price, which not only harms Gaucho Holdings’ stockholders but also provides a gateway for these bad actors to potentially gain significant control over the Company and/or cover any naked short positions. The Company also believes that because of the current valuation, other parties may also be seeking to take majority control of Company shares.

Scott Mathis, CEO and Founder of Gaucho Group Holdings, stated, “We are currently witnessing our stock trading at roughly 10% of the liquidation value of our assets, a clear indication of the disparity between our value and current market perception. This undervaluation is a direct result of manipulative tactics by certain entities looking to exploit our assets in Argentina. However, we remain resolute, bolstered by the steadfast support of our stockholders, to fend off these predatory practices.”

The Company recognizes that the evolving political and economic landscape in Argentina is transitioning from being a headwind to potentially creating tailwinds for asset values in the region. In line with this, Gaucho Holdings is committed in 2024 to liquidate significant real estate assets, including Algodon Mansion and two other nonessential properties. This strategic move is expected to generate approximately USD 10 to 11 million, providing the Company with opportunities for non-dilutive cash growth and potential shareholder dividends or a share buyback.

Following concerns regarding the erratic performance of Gaucho Holdings’ stock, the Company has been proactive in retaining the expertise of securities litigation attorney Mark R. Basile, Esq., and his firm, The Basile Law Firm P.C. This strategic move was aimed at investigating potential illegal naked short selling of the Company’s common shares, a concern that has plagued the stock for months.

Gaucho Holdings stands firm in its commitment to protect the interests of its stockholders and to uphold the integrity of its stock value against illicit market forces.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.
Rick Stear
Director of Marketing
212.739.7669
rstear@gauchoholdings.com